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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 7, 2004

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                                 OMI CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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      MARSHALL ISLANDS                 000-14135                52-2098714
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
      OF INCORPORATION)                                     IDENTIFICATION NO.)


      ONE STATION PLACE, STAMFORD                               06902
              CONNECTICUT                                     (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (203) 602-6700
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2004, OMI entered into an indenture and a registration rights agreement in connection with the issuance of its 2.875% Convertible Senior Notes due 2024. See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 7, 2004, OMI completed the sale of $250 million aggregate principal amount of its 2.875% Convertible Senior Notes due 2024 to the initial purchaser of the notes pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), under a purchase agreement OMI entered into with the initial purchaser on November 30, 2004. The $250 million aggregate principal amount sold included the amount sold upon the exercise by the initial purchaser of an option to purchase up to an additional $25 million aggregate principal amount of the notes. The notes were offered by the initial purchaser solely to certain qualified institutional buyers pursuant to Rule 144A of the Securities Act, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

OMI used approximately $99.996 million of the net proceeds for the repurchase of shares of its common stock both from purchasers of the notes who were selling short shares of its common stock and in open market transactions. OMI intends to use the remainder of the proceeds to repay indebtedness under one of its reducing revolving credit facilities.

The notes were issued pursuant to the terms of an indenture dated as of December 7, 2004 between OMI and HSBC Bank USA, National Association, as trustee. The notes bear interest at 2.875% per year and will mature on December 1, 2024. Interest will be payable on June 1 and December 1 of each year, beginning June 1, 2005.

RANKING: The notes will be unsecured senior obligations of OMI, ranking equally in right of payment to all of OMI's existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to OMI's existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and other liabilities of OMI's subsidiaries, including guarantee obligations and obligations to general trade creditors.

REDEMPTION: On or after December 1, 2011, OMI has the option to redeem the notes for cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, and accrued and unpaid liquidated damages, if any.

REPURCHASE: On December 1, 2011, December 1, 2014 and December 1, 2019, holders may require OMI to purchase all or a portion of their notes for cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, and accrued and unpaid liquidated damages, if any. In addition, holders may require OMI to repurchase all or a portion of the notes on the occurrence of designated events, for cash at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, and accrued and unpaid liquidated damages, if any. The designated events include certain change of control transactions and OMI's common stock no longer being traded on a U.S national securities exchange or the Nasdaq National Market.

CONVERSION: The notes will be convertible, if certain conditions are met, into cash and/or shares of OMI's common stock. Each $1,000 principal amount of the notes will be convertible at the holder's option into 32.5355 shares of OMI'S common stock (which is equal to an initial conversion price of approximately $30.74 per share), subject to certain adjustments, prior to stated maturity only under the following circumstances:


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       o      during any fiscal  quarter  commencing  after December 1, 2004, if the closing sale price of OMI's common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the preceding fiscal quarter exceeds 130% of the conversion price (as defined in the indenture) on that 30th trading day;

       o during the five business day period after any five consecutive trading-day period (the "measurement period") in which the trading price per note for each day of such measurement period was less than 98% of the product of the closing sale price of OMI's common stock and the conversion rate then in effect, provided that, after December 1, 2019, conversion will not be permitted in reliance on this provision if on any trading day during the measurement period the closing sale price of OMI's common stock is greater than or equal to the conversion price on such day but less than or equal to 130% of the conversion price on such day; or

       o      if OMI has called the notes for redemption; or

       o upon the occurrence of certain corporate transactions, which include certain distributions and change of control transactions.

Upon conversion, OMI will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and OMI's total conversion obligation, and, at OMI's option, cash or shares of common stock in respect of the remainder, if any, of OMI's conversion obligation. If certain corporate transactions occur at any time after the date of issuance of the notes, OMI will increase the conversion rate by a number of additional shares of common stock as described in the indenture.

REGISTRATION: Pursuant to a registration rights agreement dated December 7, 2004 between OMI and the initial purchaser, OMI has agreed to file with the SEC within 90 calendar days after the original issuance of the notes, and to use its reasonable best efforts to cause to become effective within 180 calendar days after the original issuance of the notes, a shelf registration statement with respect to the resale of the notes and the common stock issuable upon conversion of the notes. If OMI fails to effect a registration in the manner and within the time periods required under the registration rights agreement, OMI will be required to pay additional interest on the notes.

The above description is qualified by the terms of the purchase agreement, the registration rights agreement and the indenture, each of which is filed as an exhibit to this report, and which are specifically incorporated by reference herein.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 3.02.

ITEM 8.01     OTHER EVENTS

On December 8, 2004, OMI issued a press release announcing the additional purchase of its 2.875% Convertible Senior Notes due 2024 pursuant to the exercise by the initial purchaser of an option for such additional notes, bringing the aggregate principal amount of notes sold to $250 million, and further announcing the completion of the sale of the notes and the repurchase of shares of its common stock for an aggregate purchase price of approximately $99.996 million, as described in Item 2.03 hereof. The press release is furnished herewith as Exhibit 99.2.


ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

EXHIBIT NO.   DESCRIPTION
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4.1           Indenture,  dated as of December 7, 2004,  between OMI Corporation and HSBC Bank USA, National Association.

4.2 Form of 2.875% Senior Convertible Note due 2024 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.3 Registration Rights Agreement, dated December 7, 2004, between OMI Corporation and Jefferies & Company, Inc.

99.1          Purchase   Agreement,   dated  November  30,  2004,   between  OMI
              Corporation and Jefferies & Company, Inc.

99.2          OMI Corporation Press Release dated December 8, 2004.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          OMI CORPORATION
                                          (Registrant)

Date:  December 9, 2004                   By:    /s/ Craig H. Stevenson, Jr.
                                                --------------------------------
                                          Name:  Craig H. Stevenson, Jr.
                                          Title: Chairman of the Board and
                                                 Chief Executive Officer


Date:  December 9, 2004                   By:    /s/ Kathleen C. Haines
                                                --------------------------------
                                          Name:  Kathleen C. Haines
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Treasurer


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                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
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4.1           Indenture,  dated as of December 7, 2004,  between OMI Corporation and HSBC Bank USA, National Association.

4.2 Form of 2.875% Senior Convertible Note due 2024 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.3 Registration Rights Agreement, dated December 7, 2004, between OMI Corporation and Jefferies & Company, Inc.

99.1          Purchase   Agreement,   dated  November  30,  2004,   between  OMI
              Corporation and Jefferies & Company, Inc.

99.2          OMI Corporation Press Release dated December 8, 2004.